Exhibit 10.3

SALE AND PURCHASE AGREEMENT

This SALE AND PURCHASE AGREEMENT, dated as of Mar._25____, 2019 (the “Agreement”), is made by and among CHINA LIBERAL EDUCATION HOLDINGS LIMITED, a company duly incorporated under the laws of Cayman Islands with Company no. SI-348422(the “Cayman Co.”), the individual listed on the signature page (the “Shareholder”) who owns 100% of the issued shares of YI XIN INTERNATIONAL INVESTMENT LIMITED, a company duly incorporated under the laws of British Virgin Islands with company no.1610485 (the “BVI Co.”) (individually a “Party” or collectively “Parties”).

RECITALS

WHEREAS, the Shareholder as listed on Schedule A hereinafter is the equity shareholder of BVI Co.;

WHEREAS, the Shareholder desires to sell all the issued shares of the BVI Co. and her equity interest in BVI Co. to Cayman Co., and in consideration thereof, Cayman Co. has agreed to issue its ordinary shares in connection with such sale, upon the terms and conditions set forth in this Agreement;

WHEREAS, following the Sale and Purchase (as defined below), BVI Co. will become a wholly-owned subsidiary of Cayman Co.

NOW, THEREFORE, for and in consideration of the foregoing premises, the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

SECTION I

SALE AND PURCHASE OF SHARES

1.1 On the terms and subject to the conditions set forth in this Agreement, at the Closing, the Shareholder will sell, convey, transfer and assign to Cayman Co., free and clear of all liens, pledges, encumbrances, changes, restrictions or known claims of any kind, nature or description, and Cayman Co. will purchase and accept from the Shareholder,100 shares of and in the BVI Co. which is equivalent to 100% of the equity interest and all the issued shares of BVI Co. (the “BVI Shares”), as set forth on Schedule A, and in consideration thereof, the Cayman Co. will issue one ordinary share of par value of USD1 in the Cayman Co. (the “Cayman Shares”) to Ever Alpha Global Limited, a BVI company 100% owned by the Shareholder (“Ever Alpha”), as requested and designated by the Shareholder , the said sale and purchase is refereed to herein as “Sale and Purchase”. Upon completion of the Sale and Purchase, all the issued 100 ordinary shares of BVI Co. shall be held directly by Cayman Co. and the issue of the Cayman Shares to Ever Alpha will discharge and release all the obligations owing by the Cayman Co. to the Shareholder under this Agreement.

1.2 (1) The closing of the Sale and Purchase shall occur on Mar._______, 2019 (the “Closing”). The Closing will take place at 10:00 a.m at the offices of Kernel Business Services Limited, Unit 1102, 11/F, 29 Austin Road, Tsim Sha Tsui, Kowloon, HongKong, or at such other date, time and place or manner as may be agreed upon by the parties.

(2) At the Closing, upon the terms and subject to the conditions of this Agreement:

(i)	BVI Co. shall deliver or cause to be delivered:

(a)	To Cayman Co., a board resolution approving BVI Co.’s entry into this Agreement and the sale of the BVI Shares to Cayman Co.;

(ii)	The Shareholder shall:

(a)	Deliver or cause to be delivered to Cayman Co., an instrument of transfer of the BVI Shares to Cayman Co. (the “BVI IOT”), duly executed by the Shareholder (as transferor) as of the date of Closing;

(b)	Deliver or cause to be delivered to Cayman Co., an instrument of transfer of the Cayman Shares to Ever Alpha (the “Cayman IOT”), duly executed by Ever Alpha (as transferee) as of the date of Closing;

(c)	Deliver or cause to be delivered to Cayman Co., a board resolution of Ever Alpha approving the Ever Alpha’s execution of the Cayman IOT;

(d)	Surrender her share certificate(s) representing the BVI Shares;

(iii)	Cayman Co. shall deliver or cause to be delivered:

(a)	To BVI Co. and the Shareholder, the BVI IOT, duly executed by Cayman Co. (as transferee) as of the date of Closing;

(b)	To Ever Alpha, the Cayman IOT, duly executed by Cayman Co. (as transferor) as of the date of Closing; and

(c)	To BVI Co. and the Shareholder, A board resolution of Cayman Co. approving Cayman Co.’s entry into this Agreement and its execution of the Cayman IOT and the BVI IOT.

(3) Within 14 business days after Closing:

(i)	BVI Co shall deliver or cause to be delivered to the Cayman Co. (a) the updated register of member of the BVI Co. to reflect that the Cayman Co. is the registered shareholder of the BVI Shares and (b) the share certificate representing the BVI Shares registered in the name of the Cayman Co..

(ii)	Cayman Co. shall deliver or cause to be delivered to Ever Alpha, (a) the updated register of members of the Cayman Co. to reflect that Ever Alpha is the registered shareholder of the Cayman Shares and (b) the share certificate(s) representing the Cayman Shares registered in the name of Ever Alpha.

1.3 The Cayman Shares issuable upon exchange and the BVI Shares to be exchanged pursuant to Section 1.1 shall be appropriately adjusted to take into account any other stock split, stock dividend, reverse stock split, recapitalization, or similar change in ordinary shares of Cayman Co. or ordinary shares of BVI Co., as the case may be, which may occur between the date of execution of this Agreement and the Closing, as to the Cayman Shares or BVI Shares, as the case may be.

SECTION II

SHAREHOLDER AND EVER ALPHA REPRESENTATIONS AND

WARRANTIES.

Each of the Shareholder and Ever Alpha hereby represents and warrants to Cayman Co., all of which representations and warranties are true, complete, and correct in all respects as of the date hereof and will be as of the Closing, as follows:

2.1 Each of the Shareholder and Ever Alpha has the right, power, legal capacity and authority to enter into and perform their respective obligations under this Agreement; and no approvals or consents are necessary in connection with it. All of the shares of ordinary shares of BVI Co. owned by the Shareholder are owned free and clear of all liens, pledges, encumbrances, changes, restrictions or known claims of any kind, nature or description.

2.2 The equity interest and all the shares of the BVI Co. owned by such Shareholder will, at the Closing, be validly transferred to Cayman Co. free and clear of any encumbrances and from all taxes, liens and charges with respect to the transfer thereof and such shares s of BVI Co. shall be fully paid and non-assessable with the holder being entitled to all rights accorded to a holder of such shares of BVI Co..

SECTION III

BVI CO. REPRESENTATIONS AND

WARRANTIES.

BVI Co. hereby represents and warrants to Cayman Co., all of which representations and warranties are true, complete, and correct in all respects as of the date hereof and will be as of the Closing, as follows:

3.1 BVI Co. is a company duly incorporated pursuant to the laws of British Virgin Islands, and duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

3.2 BVI Co. has full power and authority to enter into and perform its obligations under this Agreement. This Agreement has been duly executed by BVI Co. and constitutes the legal, valid, binding and enforceable obligation of BVI Co., enforceable against BVI Co. in accordance with its terms.

3.3 The execution and delivery by BVI Co. of, and the performance by BVI Co. of its obligations hereunder in accordance with its terms will not contravene any provision of the memorandum and articles of association of BVI Co..

3.4 The BVI Shares constitute all of the equity interests of BVI Co.. No securities of BVI Co. are entitled to pre-emptive or similar rights, and no person has any right of first refusal, pre-emptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement. There are no outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire, equity interests of BVI Co.. The transfer of BVI Shares contemplated by this Agreement will not, immediately or with the passage of time; (A) obligate BVI Co. to issue equity interests of BVI Co. or other securities to any person, or (B) result in a right of any holder of BVI Co. securities to adjust the exercise, conversion, exchange or reset price of such securities.

3.5 The BVI Co. undertakes not to issue or allot any further shares or any kind of securities of the BVI Co . to any party after signing this Agreement.

SECTION IV

 CAYMAN CO. REPRESENTATIONS AND WARRANTIES.

Cayman Co. hereby acknowledges, represents and warrants to, and agrees with the Shareholder and BVI Co. (which representations and warranties will be true and correct as of the date of the Closing as if they were made on the date of Closing) as follows:

4.1 Cayman Co. has been duly incorporated, is validly existing and is in good standing under the laws of Cayman Islands. Cayman Co. has full corporate power and authority to enter into this Agreement and this Agreement, has been duly and validly authorized, executed and delivered by Cayman Co. and are valid and binding obligations of Cayman Co., enforceable against Cayman Co. in accordance with their terms.

4.2 The execution and delivery by Cayman Co. of, and the performance by Cayman Co. of its obligations hereunder in accordance with its terms will not contravene any provision of the memorandum and articles of association of Cayman Co..

4.3 The Cayman Shares have been duly authorized and, when issued and delivered as provided by this Agreement, will be validly issued and fully paid and non-assessable, and the Cayman Shares are not subject to any preemptive or similar rights.

4.4 Cayman Co. is not in violation of its memorandum of association or articles of association and is not in material default in the performance of any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust, license, contract, lease or other instrument to which Cayman Co. is a party or by which it is bound, or to which any of the property or assets of Cayman Co. is subject, except such as has been waived or which would not, singly or in the aggregate, prevent Cayman Co. from discharging its obligations under this Agreement.

SECTION V

GENERAL PROVISIONS

5.1 Releases and Waivers of the Shareholder. The Shareholder on his own behalf hereby acknowledges and agrees that the BVI Shares set forth on Schedule A represents the entire BVI Shares issued by the BVI Co. and held by such Shareholder as of the date of this Agreement and as of the Closing. The Shareholder hereby releases Cayman Co. from all obligations, liabilities and causes of action arising before, on or after the date of this Agreement, out of or in relation to any entitlement which such Shareholder may have with respect to any BVI Shares in excess of the number of BVI Shares set forth on Schedule A. The Shareholder hereby generally, irrevocably, unconditionally and completely waives any and all rights to receive any anti-dilution protection to which such Shareholder may be entitled under the memorandum of association or articles of association or other organizational documents of BVI Co. or under any other agreement or instrument in connection with the Sale and Purchase. Except for the Cayman Shares to be issued to Ever Alpha in connection with the Sale and Purchase, the Shareholder hereby generally, irrevocably, unconditionally and completely waives any and all rights existing as of the date hereof to receive options, depository receipts, warrants, stock appreciation or similar rights to acquire or receive securities in BVI Co., or Cayman Co..

5.2 Survival. All representations, warranties, covenants, and obligations in this Agreement shall survive until the expiration of the applicable statute of limitation with respect to the underlying claim to which such representation, warranty, covenant, or obligation relates.

5.3 Written Changes. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the Party against which enforcement of the change, waiver, discharge or termination is sought.

5.4 Entire Agreement. This Agreement constitutes the entire understanding and agreement of the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the Parties with respect hereto. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

5.5 Severability. Should any one or more of the provisions of this Agreement or of any agreement entered into pursuant to this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement and of each other agreement entered into pursuant to this Agreement, shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

5.6 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon and be enforceable by the successors and assigns of the Parties.

5.7 Governing Law. The validity, terms, performance and enforcement of this Agreement shall be governed and construed by the provisions hereof and in accordance with the laws of the State of New York applicable to agreements that are negotiated, executed, delivered and performed in the State of New York.

5.8 Counterparts. This Agreement may be executed concurrently in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each Party and delivered to the other Party.

5.9 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

5.10 Third Party Beneficiaries. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the Parties any rights or remedies under or by reason of this Agreement.

5.11 Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the Parties have executed and delivered this Sale and Purchase Agreement as of the date first written above.

YI XIN INTERNATIONAL INVESTMENT LIMITED

By:	/s/ Lam Ngai Ngai
Name:	LAM NGAI NGAI
Title:	Director

CHINA LIBERAL EDUCATION HOLDINGS LIMITED

By:	/s/ Lam Ngai Ngai
Name:	LAM NGAI NGAI
Title:	Director

LAM NGAI NGAI

Signature	/s/ Lam Ngai Ngai

EVER ALPHA GLOBAL LIMITED

By:	/s/ Lam Ngai Ngai
Name:	LAM NGAI NGAI
Title:	Director

SCHEDULE A

Name of Shareholder	All the issued shares of BVI Co. Owned as of the Date of this Agreement	Shares of Cayman Co. to be Acquired By Ever Alpha Pursuant to the Sale and Purchase
LAM NGAI NGAI	100 ordinary shares	one ordinary share